     As filed with the Securities and Exchange Commission on October 6, 1998

                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                            FIELDWORKS, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Minnesota                                     41-1731723
  (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

         7631 Anagram Drive
      Eden Prairie, Minnesota                                55344
 (Address of principal executive offices)                  (Zip Code)

                     FIELDWORKS, INCORPORATED 1994 LONG-TERM
                         INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)

                                David C. Malmberg
                             Chief Executive Officer

                            FIELDWORKS, INCORPORATED
                               7631 Anagram Drive
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)

                                 (612) 974-7000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed        Proposed
  Title of                             maximum         maximum
securities            Amount to        offering        aggregate     Amount of
     to be              be             price per       offering     registration
registered           Registered        share(1)        price(1)         fee
--------------------------------------------------------------------------------

Common Stock
($.001 par value)  500,000 shares       $3.1875        $1,593,750       $470
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on October 2, 1998.

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 (File No. 333-26297), which relates to the issuance and sale from time to time of up to 1,800,000 shares of the Registrant's Common Stock upon the exercise of options and other awards granted under the Registrant's 1994 Long-Term Incentive and Stock Option Plan and 1996 Directors' Stock Option Plan.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit           Description
-------           -----------

4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-18335).

4.2 Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 333-18335).

5.1               Opinion and Consent of Dorsey & Whitney LLP (filed herewith).

23.1              Consent of Arthur Andersen LLP (filed herewith).

23.2              Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 5th day of October, 1998.



                                            FieldWorks, Incorporated

                                            By /s/ David C. Malmberg
                                               -----------------------------
                                               David C. Malmberg
                                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of October, 1998.


            Signature                                 Title
            ---------                                 -----


   /s/ David C. Malmberg             Chief Executive Officer and Chairman of
--------------------------------     the Board of Directors
     David C. Malmberg               (principal executive officer)


   /s/ Karen L. Engebretson          Chief Financial Officer, Vice President,
--------------------------------     Finance
     Karen L. Engebretson            (principal financial and accounting
                                     officer)


     /s/ Gary J. Beeman              Director
--------------------------------
       Gary J. Beeman


     /s/ Robert W. Heller            Director
--------------------------------
       Robert W. Heller


              *                      Director
--------------------------------
       George E. Kline


    /s/ Robert C. Szymborski         Director
--------------------------------
     Robert C. Szymborski


              *                      Director
--------------------------------
       Richard J. York

                                  EXHIBIT INDEX



Exhibit      Description
-------      -----------

4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-18335).

4.2          Second Amended and Restated Bylaws (incorporated by reference to
             Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 333-18335).

5.1          Opinion and Consent of Dorsey & Whitney LLP (filed herewith).

23.1         Consent of Arthur Andersen LLP (filed herewith).

23.2         Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).